Exhibit 13.1


CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND OF THE CHIEF FINANCIAL OFFICER IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report on Form 20-F of Ispat International N.V. (the "Company") for the year ended December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), Mr. Lakshmi N. Mittal, as Chief Executive Officer of the Company, and Mr Bhikam C. Agarwal, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





/s/      Lakshmi N. Mittal
------------------------------------
Mr. Lakshmi N. Mittal
Chairman of Board of Directors and Chief Executive Officer of Ispat International N.V.
March 16, 2004





/s/      Bhikam C. Agarwal
-----------------------------------
Mr. Bhikam C. Agarwal
Chief Financial Officer of Ispat International N.V.
March 16, 2004





     This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ispat International N.V. and will be retained by Ispat International N.V. and furnished to the Securities and Exchange Commission or its staff upon request.